UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2024

Public Storage

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	93-2834996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.10 par value	PSA	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange
Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange
Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Senior Notes Offering

On April 16, 2024, Public Storage Operating Company (“PSOC”), a subsidiary of Public Storage (the “Company”), completed the previously announced offering of $700 million Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”) and $300 million 5.350% Senior Notes due 2053 (the “2053 Notes” and, together with the Floating Rate Notes, the “Notes”). As previously disclosed, the 2053 Notes are issued as additional notes under the indenture pursuant to which PSOC previously issued $600,000,000 aggregate principal amount of 5.350% Senior Notes due 2053. The Notes are issued by PSOC and guaranteed by the Company.

The Notes have been issued pursuant to an Indenture, dated as of September 18, 2017, as supplemented by the Sixteenth Supplemental Indenture, dated as of August 14, 2023 (the “Base Indenture”), among PSOC, as issuer, the Company, as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the Seventeenth Supplemental Indenture, dated as of April 16, 2024, relating to the Floating Rate Notes (the “Seventeenth Supplemental Indenture”), and the Fifteenth Supplemental Indenture, dated as of July 26, 2023 (the “Fifteenth Supplemental Indenture”) and the Eighteenth Supplemental Indenture, dated as of April 16, 2024, relating to the 2053 Notes (the “Eighteenth Supplemental Indenture” and, collectively with the Fifteenth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Base Indenture, the “Indenture”), each among PSOC, the Company and the Trustee.

The Floating Rate Notes bear interest at a rate equal to Compounded SOFR (as defined in the Seventeenth Supplemental Indenture), reset quarterly, plus 70 basis points (0.700%) accruing from April 16, 2024 or from the immediately preceding interest payment date to which interest has been paid. The 2053 Notes bear interest at 5.350% per annum, accruing from February 1, 2024 or from the immediately preceding interest payment date to which interest has been paid. Interest on the Floating Rate Notes is payable quarterly on April 16, July 16, October 16 and January 16 of each year, commencing on July 16, 2024. Interest on the 2053 Notes is payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2024. The interest payment on the 2053 Notes to be made on August 1, 2024 will consist of (i) accrued and unpaid interest from, and including, February 1, 2024 to, but excluding, the settlement date of the 2053 Notes, equal to $3,343,750, and (ii) interest accrued on the 2053 Notes from, and including, the settlement date to, but excluding, August 1, 2024. The Floating Rate Notes will mature on April 16, 2027 and the 2053 Notes will mature on August 1, 2053. The Notes are PSOC’s direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of PSOC’s existing and future unsecured and unsubordinated indebtedness.

The Floating Rate Notes are not redeemable prior to maturity. The Company may redeem the 2053 Notes at any time in whole, or from time to time in part, at the applicable make-whole redemption price specified in the Indenture. If the 2053 Notes are redeemed on or after February 1, 2053 (six months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains certain covenants that, among other things, limit the ability of PSOC, subject to exceptions, to incur secured and unsecured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Indenture requires PSOC to maintain total unencumbered assets of at least 125% of total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture, the Seventeenth Supplemental Indenture and the Eighteenth Supplemental Indenture, as applicable (including the forms of Notes), copies of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File Nos. 333-273970 and 333-273970-01) filed by the Company and PSOC with the Securities and Exchange Commission (the “SEC”) on August 14, 2023. A prospectus supplement, dated April 9, 2024, relating to the Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Note Purchase Agreement

On April 11, 2024, PSOC entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers thereto (the “Purchasers”), pursuant to which PSOC issued senior unsecured notes due April 11, 2039 (the “2039 Notes”) in an aggregate principal amount of €150,000,000. The 2039 Notes are guaranteed by the Company.

The 2039 Notes bear interest at 4.08% per annum, accruing from April 11, 2024. Interest on the 2039 Notes is payable semiannually, commencing October 11, 2024. The 2039 Notes will mature on April 11, 2039. The 2039 Notes are PSOC’s direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of PSOC’s existing and future unsecured and unsubordinated indebtedness, including the Notes. PSOC may prepay the 2039 Notes in whole or in part from time to time, but any such prepayment is subject to certain breakage and premium charges, including a make-whole premium equal to a present value measurement of interest that would otherwise accrue through the maturity date of the 2039 Notes.

The Note Purchase Agreement contains customary representations, warranties and covenants, including certain covenants that may have the effect of limiting the ability of PSOC and its subsidiaries to, among other things, enter into certain transactions with affiliates, or merge with or dispose of all or substantially all of their assets. The Note Purchase Agreement also requires PSOC to comply with certain financial maintenance covenants that are substantially the same as those included in the Third Amended and Restated Credit Agreement, dated as of June 12, 2023, among PSOC, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as agent.

The Note Purchase Agreement also contains customary events of default (subject to certain grace periods), including for nonpayment of principal, interest, fees or other amounts when due, breach of affirmative, negative or financial covenants, material inaccuracies of representations or warranties, cross-payment default or acceleration to other material recourse indebtedness, certain bankruptcy events, undischarged material judgments, and certain ERISA events. Upon the occurrence of an event of default, the 2039 Notes may be accelerated by the Purchasers.

PSOC used a portion of the proceeds of the sale of the 2039 Notes to repay PSOC’s €100 million 1.54% Senior Notes due April 12, 2024, and the balance was retained for general corporate purposes.

The foregoing description is a summary of the terms of the Note Purchase Agreement and the 2039 Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The issuance of the 2039 Notes was made pursuant to the private placement registration exemption under the Securities Act of 1933, as amended, and applicable SEC rules.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1	Amended and Restated Indenture, dated as of August 14, 2023, among Public Storage, Public Storage Operating Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee. Filed as Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 14, 2023 and incorporated herein by reference.

4.2	Seventeenth Supplemental Indenture, dated as of April 16, 2024, among Public Storage Operating Company, Public Storage and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.3	Eighteenth Supplemental Indenture, dated as of April 16, 2024, among Public Storage Operating Company, Public Storage, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.4	Form of Global Note representing the Floating Rate Notes (included in Exhibit 4.2).

4.5	Form of Global Note representing the 2053 Notes (included in Exhibit 4.3).

10.1	Note Purchase Agreement, dated as of April 11, 2024, by and among Public Storage Operating Company and the Purchasers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ Nathaniel A. Vitan
Date: April 16, 2024		Nathaniel A. Vitan Senior Vice President, Chief Legal Officer & Corporate Secretary